AMENDMENT NO. 1 TO PURCHASE AND SALE AGREEMENT


     This Amendment No. 1 to Purchase and Sale Agreement ("Amendment") is made as of the 13th day of July, 2004 between by and between LB 100 ARBOR GATE CIRCLE LLC and LB 100 WAVERLY DRIVE LLC (each and collectively, a "Seller"), having an address in care of TriMont Real Estate Advisors, Inc., Monarch Tower, 3424 Peachtree Road NE, Suite 2200, Atlanta, GA 30326 and MAXUS REALTY TRUST, INC. and its permitted assigns, 104 Armour Road, North Kansas City, MO 64116 ("Buyer").

                                    Recitals

     A. Seller and Buyer entered into that certain Purchase and Sale Agreement (the "Agreement") dated as of June 16, 2004. The Agreement provides, among other things, for a Due Diligence Period (as defined in the Agreement) that (pursuant to letter agreement among the parties) currently expires July 15, 2004.

     B. Buyer has requested that Seller deliver a commitment for title insurance (the "Commitment") for the Properties (as defined in the Agreement). Buyer has requested an extension of the Due Diligence Period to review the Commitment pursuant to Section 11 of the Agreement. Seller has requested that Buyer otherwise affirm that it will not deliver a Due Diligence Termination Notice other than on account of any encumbrance, lien or exception on the Real Property that requires corrective or curative action.

     C. Seller and Buyer each are agreeable to such amendments subject to the terms and conditions of this Amendment.

     NOW, THEREFORE, in consideration of these premises, the mutual covenants hereinafter contained, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

     1. Due Diligence Termination. Except as otherwise provided herein, Buyer has reviewed the Property and is satisfied with the condition of the Property and therefore the Due Diligence Period has terminated without delivery of a Due Diligence Termination Notice, subject to the remainder of this paragraph. Notwithstanding the foregoing, the Deposit (including the Additional Deposit, when delivered) shall remain refundable and Buyer shall not be obligated to purchase the Property unless and until such time as the following each shall have occurred: (a) Buyer shall have received the Commitment; (b) two (2) business days shall have passed after Buyer's receipt of the Commitment (the "Commitment Deadline") and (c)(i) prior to the expiration of the Commitment Deadline, Buyer shall not have delivered written notice of any title encumbrance, lien or exception (any, a "Title Issue") on the Real Property that requires corrective or curative action pursuant to Section 11(d) of the Agreement (a "Title Issue Notice"), or (ii) if Buyer shall have delivered a Title Issue Notice prior to the expiration of the Commitment Deadline, Seller shall have removed the Title Issue or procured a Closing Title

Policy in accordance with Section 11(d) of the Agreement (it being understood and agreed by the parties that if Seller shall not have done so in accordance with Section 11(d) of the Agreement then the remaining provisions of Section 11(d) shall apply with respect to the parties' rights andobligations under the Agreement as amended by this Amendment). Without limiting the foregoing, Buyer shall deliver the Additional Deposit not later than July 22, 2004.

     2. Capitalized Terms. Capitalized terms used in this Amendment and not expressly defined in this Amendment shall have the meanings as ascribed to them in the Agreement.

     3. Effect of Amendment. Except as otherwise expressly provided herein, this Amendment shall not, by implication or otherwise, limit, impair, constitute a waiver of, or otherwise affect the rights and remedies of the parties under the Agreement, nor alter, modify, amend or in any way affect any of the terms, conditions, obligations, covenants or agreements contained in the Agreement, all of which are ratified and affirmed in all respects and shall continue in full force and effect. All references to the Agreement in this Amendment or in any other instrument, agreement or document shall hereafter be deemed to refer to the Agreement as amended by this Amendment. Without limiting the preceding sentences of this paragraph, TIME IS OF THE ESSENCE in the performance of the Agreement. This Amendment is not intended to be a novation.

     4.  Execution by  Facsimile.  Execution  and delivery of this  Amendment by
facsimile   signature  is   effective.   This   Amendment  may  be  executed  in
counterparts, each of which shall be deemed an original.

                   [remainder of page deliberately left blank]

       [signature page to Amendment No. 1 to Purchase and Sale Agreement]

     IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the date first written above.

Signed, Sealed and Delivered                        BUYER:
in the Presence of:                                 MAXUS REALTY TRUST, INC.

By: /s/ Robert B. Thomson                           By: /s/ David L. Johnson
   ------------------------                            ---------------------
   Name: Robert B. Thomson                             Name: David L. Johnson
   Its:  Attorney                                      Its: President

                                                    SELLER:
                                                    LB 100 ARBOR GATE CIRCLE LLC

                                                    By: /s/ Gary Eisenberg
                                                       -------------------------
                                                       Name: Gary Eisenberg
                                                       Its: Authorized Signatory

Signed, Sealed and Delivered                        SELLER:
in the Presence of:                                 LB 100 WAVERLY DRIVE LLC

By: /s/ Gabriella Rivera                            By: /s/ Gary Eisenberg
   -------------------------                           -------------------------
   Name: Gabriella Rivera                              Name: Gary Eisenberg
   Its:  Assistant to                                  Its: Authorized Signatory
         Gary F. Eisenberg, Esq.